UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 30, 2020

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

One Liberty Plaza

New York, NY 10006

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	The NASDAQ Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2020, Virtu Financial, Inc. (“Virtu” or the “Company”) announced changes to its senior management team. A copy of the press release is attached to this Report as Exhibit 99.1.

Appointment of Co-Presidents and Co-Chief Operating Officers

The Company announced the appointments of Brett Fairclough and Joseph Molluso as Co-Presidents and Co-Chief Operating Officers.

Mr. Fairclough, 37, was previously promoted to Chief Operating Officer and Global Head of Business Development at Virtu in September of 2019, where he has worked since 2007. He previously served as Managing Director of Asia Pacific and Chief Executive Officer of Virtu Singapore Pte. Ltd., the Company’s Singapore based subsidiary, since 2014 and served as the Chief Compliance Officer of Virtu’s broker-dealer subsidiaries from 2012-2014. Mr. Fairclough received a B.A. from University of California at Los Angeles.

On February 26, 2020, the Company entered into an amended and restated employment letter agreement (the “Fairclough Employment Agreement”) with Mr. Fairclough which was described in a current report on Form 8-K filed on February 26, 2020 and which was filed as an exhibit to the Company’s annual report on Form 10-K on the same date, each of which is incorporated herein by reference.

There are no arrangements or understandings between Mr. Fairclough and any other persons pursuant to which he was selected as an officer. Mr. Fairclough has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Molluso, 51, will rejoin the Company as of a date to be agreed in June 2020 after having previously served as the Company’s Chief Financial Officer from 2013 until October 2019. Mr. Molluso has served as the Chief Financial Officer of Capitolis since October 2019. Prior to joining Virtu in 2013, Mr. Molluso was a Managing Director in Investment Banking at J.P. Morgan from March 2006 to November 2013 and previously at Donaldson, Lufkin & Jenrette and its successor, Credit Suisse. Mr. Molluso received his M.B.A. from New York University in 1997 and his B.B.A. from Pace University in 1991.

In connection with Mr. Molluso’s appointment as Co-President and Co-Chief Operating Officer, on April 30, 2020, the Company entered into an employment letter agreement (the “Molluso Employment Agreement”) with Mr. Molluso pursuant to which Mr. Molluso will be employed by the Company’s subsidiary, Virtu Financial Operating LLC (“Virtu Operating”). Under the Molluso Employment Agreement, Mr. Molluso’s annual base salary will be $500,000 per year, and Mr. Molluso will be eligible to receive annual bonuses with a minimum bonus opportunity equal to $2,000,000 for the year ended December 31, 2020 and $1,500,000 for subsequent periods during the Term (as defined below) and a maximum bonus opportunity equal to $2,500,000. Eighty percent (80%) of the annual bonus will be based on the achievement of quantitative targets set the Company’s Chief Executive Officer together with the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) and twenty percent (20%) of the annual bonus will be based on the achievement of qualitative goals set by the Company’s Chief Executive Officer together with the Compensation Committee. To the extent earned, such annual bonuses shall be payable in cash and equity awards in proportions determined by the Company but which are currently expected to be 40% in cash and 60% in restricted stock units, which shall be subject to the terms and conditions of the Company’s Amended and Restated 2015 Management Incentive Plan and the terms of a separate award agreement, in the form previously filed with the SEC as Exhibit 10.2 to the Company’s annual report on Form 10-K for the year ended December 31, 2019. Mr. Molluso will also be eligible to receive annual equity awards as determined by the Compensation Committee together with the Company’s Chief Executive Officer.

Mr. Molluso will also each receive a special long term equity award in the form of 150,000 restricted shares of the Company’s Class A common stock that are subject to performance and service conditions, vesting in three annual installments. The number of shares earned under the long term equity award will be based on the percentage of budgeted EBITDA achieved in each applicable calendar year during the vesting period, with a minimum of 50% of shares for a given installment earned upon at least 70% achievement for the applicable year, and 100% of shares for a given installment earned upon at least 75% achievement for the applicable year, subject also to the terms and conditions of the Company’s Amended and Restated 2015 Management Incentive Plan and the terms of a separate award agreement, in the form previously filed with the SEC as Exhibit 10.2 to the Company’s annual report on Form 10-K for the year ended December 31, 2019.

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In consideration of certain compensation otherwise expected to be earned by Mr. Molluso from his former employer but expected to be forfeited in connection with the commencement of his employment with the Company. Mr. Molluso will also receive a special cash bonus in the amount of $2,500,000 and a special equity award in the form of 200,000 restricted stock units in connection with the commencement of his employment, subject to the terms and conditions of the Company’s Amended and Restated 2015 Management Incentive Plan and the terms of a separate award agreement.

The Molluso Employment Agreement has a term of three years, with automatic one-year renewal periods unless either party elects not to renew (the “Term”).

Under the Molluso Employment Agreement, if Mr. Molluso’s employment is terminated by Virtu Operating without cause or by Mr. Molluso for good reason (each, a “Qualifying Termination”), then in addition to receiving his accrued amounts, Mr. Molluso will be entitled to, subject to the execution of a release of claims, then in addition to receiving his accrued amounts, Mr. Molluso will be entitled to, subject to the execution of a release of claims, a lump sum payment of the greater of (a) one times his base salary or (b) the amount of base salary that would have been paid through end of the Term but for the termination, plus the acceleration of certain unvested amounts under his special awards. If a Qualifying Termination occurs upon or within 12 months following a change in control or such termination was in anticipation of a change in control, Mr. Molluso will receive a lump sum payment equal to two times the sum of (a) Mr. Molluso’s base salary plus (b) the total annual bonus most recently awarded to Mr. Molluso, plus the acceleration of certain unvested amounts under his special awards.

The Molluso Employment Agreement also provides for certain non-competition, non-solicitation, non-disparagement, intellectual property assignment and confidentiality obligations applicable to Mr. Molluso.

There are no arrangements or understandings between Mr. Molluso and any other persons pursuant to which he was selected as an officer. Mr. Molluso has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Molluso Employment Agreement. The above description is qualified in its entirety by reference to the full text thereof, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
99.1	Press release of Virtu Financial, Inc., dated May 4, 2020.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Virtu Financial, Inc., dated May 4, 2020.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ JUSTIN WALDIE
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: May 5, 2020

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